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                                                                    EXHIBIT 10.2

                        Stock Option Assumption Agreement

Dear Optionee:

         As you know, on October 31, 2008 (the "Closing Date"), State of Franklin Bancshares, Inc. ("State of Franklin"), a Tennessee corporation, will merge with and into Jefferson Bancshares, Inc. ("Jefferson Bancshares"), a Tennessee corporation (the "Merger"). Pursuant to Section 2.11(b) of the Agreement and Plan of Merger by and between State of Franklin and Jefferson Bancshares (the "Merger Agreement"), (i) all of your State of Franklin stock options with an exercise price of $13.50 or less outstanding as of the Closing Date will be converted into the same number of options to purchase shares of common stock of Jefferson Bancshares and (ii) all of your State of Franklin stock options with an exercise price of more than $13.50 outstanding as of the Closing Date will be cancelled. This Agreement evidences the assumption and cancellation of the State of Franklin stock options required by the Merger Agreement.

ASSUMPTION OF STOCK OPTIONS

         In accordance with Section 2.11(b) of the Merger Agreement, all of your State of Franklin stock options listed on Exhibit A to this Agreement (your "Assumed Options") will be converted on the Closing Date into the same number of options to purchase common stock of Jefferson Bancshares. In connection with Jefferson Bancshares' assumption of these options, unless the context otherwise requires, any references in the State of Franklin Stock Incentive Plan (the "Plan") and your related Option Agreement (your "Option Agreement") under the
Plan: (i) to the "Company" or the "Corporation" shall now mean Jefferson Bancshares, (ii) to "Stock," "Common Stock" or "Shares" shall now mean shares of Jefferson Bancshares common stock, (iii) to the "Board of Directors" or the "Board" shall now mean the Board of Directors of Jefferson Bancshares and (iv) to the "Committee" shall now mean the Compensation Committee of the Jefferson Bancshares Board of Directors. All references in your Option Agreement and the Plan relating to your status as an employee of State of Franklin will now refer to your status as an employee of Jefferson Bancshares or any present or future subsidiary of Jefferson Bancshares. To the extent your Option Agreement allowed you to deliver shares of State of Franklin common stock as payment for the exercise price, shares of Jefferson Bancshares common stock may be delivered as payment of the adjusted exercise price, and the period for which such shares were held as State of Franklin common stock prior to the Merger will be taken into account.

         The grant date, vesting commencement date, vesting schedule, exercise price and number of shares underlying your Assumed Options will remain the same as set forth in your Option Agreement. However, pursuant to Section 2.11(b) of the Merger Agreement, your Assumed Options WILL NOW EXPIRE ON OCTOBER 31, 2011, the third anniversary of the Closing Date. All other provisions which govern either the exercise or the termination of your Assumed Options will remain the same as set forth in your Option Agreement, and the provisions of the Option Agreement (except as expressly modified by this Agreement and the Merger Agreement) will govern and control your rights under this Agreement to purchase shares of Jefferson Bancshares common stock.

         To exercise your Assumed Options, you must deliver to the Jefferson Bancshares' Human Resources Department (i) a written notice of exercise for the number of shares of Jefferson Bancshares common stock you want to purchase, (ii) the exercise price, and (iii) all applicable withholding taxes. Payment of withholding taxes (where applicable) may be tendered in shares of Jefferson Bancshares common stock or cash. The exercise notice and payment should be delivered to the following address:

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                           Jefferson Bancshares, Inc.
                           Human Resources Department
                                120 Evans Avenue
                           Morristown, Tennessee 37814

CANCELLATION OF STOCK OPTIONS

         In accordance with Section 2.11(b) of the Merger Agreement, you agree that all of your State of Franklin stock options listed on Exhibit B to this Agreement (your "Canceled Options") will be canceled on the Closing Date without any payment made in exchange therefor. Accordingly, as of the Closing Date, all of your Canceled Options shall terminate in their entirety and will thereafter be null and void and you shall have no interests or rights thereunder.

                                      * * *

         If you have any questions regarding this Agreement or your Assumed Options or Canceled Options, please contact Jane P. Hutton at (423) 586-8421.


                                      JEFFERSON BANCSHARES, INC.



                                      By:
                                          --------------------------------------
                                          A duly authorized officer of Jefferson
                                          Bancshares, Inc.


ACKNOWLEDGMENT

         The undersigned acknowledges receipt of the foregoing Stock Option Assumption and Cancellation Agreement and understands that all rights and liabilities with respect to each of his or her Assumed Options hereby assumed by Jefferson Bancshares, Inc. are as set forth in the Option Agreement, the Plan, and such Stock Option Assumption and Cancellation Agreement.



Dated: ____________________, 2008     By:
                                          --------------------------------------
                                          Optionee


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                                                                      EXHIBIT A


                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                     OF STATE OF FRANKLIN COMMON STOCK WITH
                       AN EXERCISE PRICE OF $13.50 OR LESS

Date of Option Grant            Number of Options            Exercise Price
--------------------            -----------------            --------------











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                                                                      EXHIBIT B


                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                     OF STATE OF FRANKLIN COMMON STOCK WITH
                    AN EXERCISE PRICE OF GREATER THAN $13.50

Date of Option Grant            Number of Options            Exercise Price
--------------------            -----------------            --------------